UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)  February 23, 2009
                                            -------------------


                        Commission File Number 333-138989

                              SEA 2 SKY CORPORATION
             (Exact name of registrant as specified in its charter)

             Nevada                                         98-0479847
-----------------------------------                -----------------------------
 State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization                          Identification No.)

                      2287 Stater Road, Ferndale, WA 98248
                      ------------------------------------
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: 1 (866) 732-2759

                                    Formerly

              4430 - 33 Street. Edmonton, Alberta, Canada, T6T 1E9
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGMENT

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Director

On February 23, 2009, the Board of Directors of Sea 2 Sky Corporation (the "Company") accepted the resignation of Stanley Dusza as a member of the Company's Board of Directors (the "Board").

(b) Election of New Directors

On  February  23,  2009,  the  Board of  Directors  (the  "Board")  of Sea 2 Sky
Corporation (the "Company") appointed David Siebenga, Erik Odeen and Erwin Steiner to the Board of the Company.

DAVID SIEBENGA
David Siebenga, a lawyer admitted to the British Columbia Law Society in 1987, operates a legal and business consulting practice in British Columbia. His business background includes consulting for international trading corporations, an environmental industrial products corporation, a manufacturing facility, and a financial development officer and for an international land developer. David currently provides international consulting to firms dealing with immigration and trading who want access to international markets for their goods.

Mr. Siebenga received his Bachelor of Commerce from the University of Calgary Faculty of Management in 1982 and his L.L.B. from the University of British Columbia Faculty of Law in 1986. He was admitted to the Law Society of British Columbia in 1987.

ERIK ODEEN
Mr. Erik Odeen, a Certified Public Accountant in the State of California and Certified Fraud Examiner, has over 20 years experience in manufacturing operations, financial management, and public accounting. A graduate of Millsaps College, Mr. Odeen holds a Bachelor of Business Administration with a concentration in accounting and economics.

Mr. Odeen spent eight years in public accounting; 1989 through 1992 with Deloitte & Touch and from 2004 through 2008 with PCAOB-registered McKennon, Wilson & Morgan (Irvine, CA) where he specialized in managing external audits, complex accounting issues, SEC Reporting and Sarbanes-Oxley compliance. Additionally, Mr. Odeen has held numerous senior-level management positions during his 14-year career with International Paper Company. Currently, Mr. Odeen resides in Newport Beach, California where he operates his consulting practice which provides accounting, financial management and advisory services to both public and privately-held company clients. Mr. Odeen is an active member of the American Institute of Certified Public Accountants (AICPA), the California Society of CPAS (CalCPA,) and Association of Certified Fraud Examiners (ACFE).

ERWIN (IRA) STEINER
Ira Steiner began his career in forestry and forest management in 1986 as a part owner of his Families Forest Program in Oberau, Austria. He completed Handelschule (Trade School) in Hall, Austria in 1984. Since then, he has worked in the Forestry Industry as an owner/operator and managing partner, gaining experience in the trading and marketing of Forest Products between North and

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South  America,  Europe  and  Asia.  Ira  is  multilingual.  He is  presently  a partner/administrative manager of Eucana Forest Ventures, in Nanaimo, British Columbia.

(c) Election of New Officers

HENRY JAMES
Henry James, a director of the Company since December 2008, has been appointed Chairman of the Board for the Company. Mr. Henry James is a senior tribal member of the Lummi Nation, USA. Having served in the US military and discharged in 1957, Mr. James is a service disabled veteran. Residing in Lummi Nation, Mr. James operates James Trading Corporation (JTC) targeting government procurement via its SDVOB, in a HUB and Free Trade Zone status. A builder and developer, Mr. James operates, an international trading company, James Trading, utilizing his special access designations for US government contracting.


DOUG ROBERTSON
Doug Robertson, a director of the Company since December 2008, has been appointed as Vice-President and Chief Operations Officer (COO) for the Company. A designated Project Management Professional (PMP), Doug has experience in the resource procurement and harvesting, international log imports and exports, and financing and construction of foreign wood product manufacturing facilities.

From 1996 through 1998, Doug was the owner of Global Forest Products located in Ferndale, Washington. Since then and up to the present he has been self-employed, working as an independent consultant. Doug has consulted to the American Tribal Economic Development Department and is also a published author dealing with forest resource issues in British Columbia.

Doug has experience in working with American Indians and Canadian First Nations forest practices to help First Nations and Indigenous peoples deploy their biomass fiber inventories in a world that needs environmentally smart uses of biomass energy.

Doug attended Western Washington State College in Bellingham, Washington from 1975 through 1978, majoring in Business Administration. In 1982 he completed a course in commercial estimating and project management at Edmonds Community
College, in Edmonds, Washington, and in 2006 he attended Bellingham Technical College, receiving an Operations Management AA Degree, an Operations Certificate and a Project Management Certificate.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:    February 26, 2009

SEA 2 SKY CORPORATION



By: /s/ Irene Getty
Name:  Irene Getty
Title:   Chief Executive Officer

















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